Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference of our report on Oralabs Holding Corp. dated March 13, 2001 in the Registration Statement on Form S-8 as included in the Oralabs Holding Corp.'s Form 10-KSB for the year ended December 31, 2000, and to all references to our firm included in such Registration Statement.


                                        /s/  Ehrhardt Keefe Steiner & Hottman PC

                                             Ehrhardt Keefe Steiner & Hottman PC

March 30, 2001
Denver, Colorado